Securities and Exchange Commission Forms 3, Form 4 and Form 5 and Application for EDGAR Access (Form ID) Confirmation of Authority to Sign


Pursuant to Instruction 7 to Securities and Exchange Commission ("SEC") "Form 3
- Initial Statement of Beneficial Ownership of Securities", "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities", the undersigned, being the Treasurer of Barings BDC, Inc. ("the Issuer"), hereby appoints and designates Jessica Restivo, Ann
Malloy, Latavea Cross, Melissa Cliver and Melissa LaGrant each as my true and lawful attorneys in fact with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the SEC, the New York Stock Exchange, and the Issuer said SEC Forms 3, 4 and/or 5 with respect to shares of the Issuer purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Issuer required to be reported by the undersigned.

This Power of Attorney shall remain in full force and effect until I earlier revoke it in a signed writing delivered to the attorneys-in-fact.

Name:	Thomas Moses
Date:   February 27, 2020
Title:	Treasurer of Barings BDC, Inc.